                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                         12 Weeks Ended
                                                               --------------------------------------------------------------------
                                                                    September 12, 1998                       September 6, 1997
                                                               -----------------------------          -----------------------------
                                                                 Diluted            Basic               Diluted            Basic
                                                               -----------       -----------          -----------       -----------

Income before extraordinary loss                               $     193.7       $     193.7          $     150.0       $     150.0
Extraordinary loss                                                      --                --                (59.9)            (59.9)
                                                               -----------       -----------          -----------       -----------
Net income                                                     $     193.7       $     193.7          $      90.1       $      90.1
                                                               ===========       ===========          ===========       ===========


Weighted average common shares outstanding                           483.6             483.6                467.5             467.5
                                                               -----------       -----------          -----------       -----------
Common share equivalents                                              25.8                                   35.3
                                                               -----------                            -----------
   Weighted average shares outstanding                               509.4                                  502.8
                                                               ===========                            ===========


Earnings per common share and common share equivalent:

   Income before extraordinary loss                            $      0.38       $      0.40          $      0.30       $      0.32
   Extraordinary loss                                                   --                --                (0.12)            (0.13)
                                                               -----------       -----------          -----------       -----------
   Net income                                                  $      0.38       $      0.40          $      0.18       $      0.19
                                                               ===========       ===========          ===========       ===========


Calculation of common share equivalents:

        Options and warrants to purchase common shares                47.7                                   57.5
        Common shares assumed purchased with potential
             proceeds                                                (21.9)                                 (22.2)
                                                               -----------                            -----------
        Common share equivalents                                      25.8                                   35.3
                                                               ===========                            ===========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares                $     923.4                            $     581.0
        Common stock price used under the treasury
             stock method                                      $     42.09                            $     26.21
        Common shares assumed purchased with
             potential proceeds                                       21.9                                   22.2

                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                       36 Weeks Ended
                                                                   ----------------------------------------------------------
                                                                       September 12, 1998               September 6, 1997
                                                                   -------------------------        -------------------------
                                                                   Diluted            Basic         Diluted            Basic
                                                                   -------           -------        -------           -------
Income before extraordinary loss                                   $ 551.7           $ 551.7        $ 406.6           $ 406.6
Extraordinary loss                                                      --                --          (64.1)            (64.1)
                                                                   -------           -------        -------           -------
Net income                                                         $ 551.7           $ 551.7        $ 342.5           $ 342.5
                                                                   =======           =======        =======           =======


Weighted average common shares outstanding                           480.6             480.6          458.5             458.5
                                                                                     =======        -------           =======
Common share equivalents                                              27.5                             36.1
                                                                   -------                          -------
Weighted average shares outstanding                                  508.1                            494.6
                                                                   =======                          =======

Earnings per common share and common share equivalent:

        Income before extraordinary loss                           $  1.09           $  1.15        $  0.82           $  0.89
        Extraordinary loss                                              --                --          (0.13)            (0.14)
                                                                   -------           -------        -------           -------
        Net income                                                 $  1.09           $  1.15        $  0.69           $  0.75
                                                                   =======           =======        =======           =======


Calculation of common share equivalents:

        Options and warrants to purchase common shares                48.6                             59.4
        Common shares assumed purchased with potential
             proceeds                                                (21.1)                           (23.3)
                                                                   -------                          -------
        Common share equivalents                                      27.5                             36.1
                                                                   =======                          =======


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares                    $ 808.2                          $ 568.2
        Common stock price used under the treasury
             stock method                                          $ 38.20                          $ 24.34
        Common shares assumed purchased with
             potential proceeds                                       21.1                             23.3